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                                                                    EXHIBIT 99.3

[ECLIPSYS LOGO]

Contact:
Eclipsys:         Randy L. Thomas, Corporate Strategy and Marketing (media)
                  (561) 266-2348 - randy.thomas@eclipsys.com

                  Greg Wilson, CFO (investors)
                  (561) 266-2324 - investor.relations@eclipsys.com

                            ECLIPSYS ACCELERATES MOVE
                    TO SUBSCRIPTION-BASED PRICING METHODOLOGY

DELRAY BEACH, FL -- MAY 25, 2000 -- Eclipsys Corporation(R) (NASDAQ: ECLP-news) today announced that it is accelerating its move to an application services provider (ASP)-based pricing and processing model.

         "Subscription-based methodology is increasingly sought by capital-constrained healthcare organizations, and this move will significantly increase Eclipsys' percentage of recurring revenues, which are already among the highest in the industry," stated Harvey J. Wilson, chairman and CEO. "While the market will still accept traditional upfront license fees, the subscription-based payment model is more compatible with the business models being employed by our customers, as well as with the Internet technologies we are increasingly using to deploy our software."

         While Eclipsys remains comfortable with its previously announced expectation of 2000 bookings in the $300-million range, the shift to ASP-based pricing spreads more of the total contract value over the life of the company's new multi-year agreements. Greg Wilson, senior vice president and CFO, said that "Eclipsys anticipates 2000 revenues in the range of $210 million to $220 million and EPS of break-even. Anticipated 2001 revenues are in the range of $260 million to $270 million and EPS in the range of $0.45 to $0.50."

         These revised numbers also reflect the loss of some of the anticipated cross-selling opportunities available in the planned relationship with Neoforma.com and HEALTHvision. In a separate but related announcement, the companies today reported that the merger, originally announced on March 30, 2000, was terminated by the parties today, effective immediately. "However, we remain excited about our ability to maintain the broader value we envisioned the merger would bring to our customers, by the signing today of a strategic co-marketing and distribution arrangement between Eclipsys, Neoforma and HEALTHvision," CEO Wilson stated.

         CFO Wilson also noted that the revised numbers reflect an overall slowdown in healthcare information technology implementations this year. "In the aftermath of significant Y2K-related spending, many healthcare organizations are focusing their finite resources on non-IT areas. This is slowing implementation activity -- a trend that is expected to continue until it turns upward in 2001."

         The CFO stated that Eclipsys remains well positioned for continued growth. "Our first-quarter bookings set a new record, and our strong and growing sales pipeline contains significant opportunities for net-new business as well as major ongoing cross-selling opportunities within our growing 1,400-member customer base. We expect

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                  T H E    O U T C O M E S   C O M P A N Y(R)


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ECLIPSYS CORPORATION
ECLIPSYS ACCELERATES MOVE TO SUBSCRIPTION-BASED PRICING MODEL
MAY 25, 2000 - PAGE 2 OF 2


that our new ASP payment methodology -- coupled with the documented ability of our solutions to improve outcomes -- will continue to enable Eclipsys to gain market share."

         Eclipsys cautions that its ability to meet bookings, revenues and earnings goals reported in this release is subject to a number of risks, including potential delays in significant customer orders, government regulations which could adversely impact demand for Eclipsys products, delays in product implementation and the loss of key management, sales and technical personnel.

ABOUT ECLIPSYS

         Eclipsys Corporation (www.eclipsys.com) delivers end-to-end information solutions that enable healthcare enterprises to achieve balanced and improved clinical, financial and customer-satisfaction outcomes. Solutions include its comprehensive, knowledge-based Sunrise software line; leading-edge enterprise application integration (EAI) solutions; application services provider (ASP) information-management solutions; business process reengineering; network design and implementation; and full IT outsourcing. In conjunction with its HEALTHvision affiliate (see www.healthvision.com), Eclipsys provides customized, locally branded Web-based solutions to healthcare delivery systems. Eclipsys has more than 1,400 customer organizations throughout the U.S. and in 17 other countries. For more information, contact Investor Relations at investor.relations@eclipsys.com or by calling (561) 266-2324.

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Statements in this news release concerning future results, performance or expectations are forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include risks described in the filings of Eclipsys with the Securities and Exchange Commission. Eclipsys undertakes no obligation to update the information contained in this press release. Eclipsys, Eclipsys Corporation and The Outcomes Company are registered trademarks and Sunrise is a trademark of Eclipsys Solutions Corp. Other product and company names in this news release are trademarks or registered trademarks of their respective companies.